UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2011
Constant Contact, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road
Waltham, Massachusetts		02451

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of 2011 Stock Incentive Plan
At the annual meeting of stockholders of Constant Contact, Inc. (the “Company”) held on May 31, 2011 (the “2011 Annual Meeting”), the Company’s stockholders approved the 2011 Stock Incentive Plan (the “2011 Plan”), which had previously been adopted by the Company’s board of directors subject to stockholder approval.
The following brief description of the 2011 Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Effectiveness; Number of Shares Available for Issuance
          The 2011 Plan became effective upon approval of the 2011 Plan by the Company’s stockholders at the 2011 Annual Meeting.
          The number of shares of the Company’s common stock reserved for issuance under the 2011 Plan is:
•	4,200,000 shares; plus

•	290,329 shares that were available for issuance under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) as of immediately prior to the approval of the 2011 Plan by the Company’s stockholders; plus

•	5,059,134 shares subject to awards outstanding under the 2007 Plan and the Company’s 1999 Stock Option/Stock Issuance Plan (collectively, with the 2007 Plan, the “Predecessor Plans”), if and to the extent those awards expire, terminate, or are otherwise surrendered, cancelled, forfeited, or repurchased by the Company or otherwise do not result in all of their shares being issued.
          The foregoing numbers are subject to adjustment in the event of stock splits and other similar events. Shares issued under the 2011 Plan may consist in whole or in part of authorized but unissued shares or may be issued shares that the Company has reacquired (provided that open market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants).
          The 2011 Plan uses a “fungible share” concept under which the awards of options and stock appreciation rights cause one share per covered share to be removed from the available share pool, while each full-value award (such as restricted stock or restricted stock units) will be counted against the pool as two shares.
          If an award granted under the 2011 Plan or either of the Predecessor Plans expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by the Company) or otherwise results in any common stock not being issued (including as a result of a stock appreciation right that could have been settled either in cash or in stock actually being settled in cash), the unused common stock covered by such award will become available for issuance pursuant to a new award under the 2011 Plan. The shares available for awards under the 2011 Plan will be credited back to the pool at the same one share or two share counting methodology that was used to grant them under the fungible share concept, while the shares under awards made under the Predecessor Plans will be credited back to the pool on a one-for-one basis.
          All shares of common stock covered by stock appreciation rights (except stock appreciation rights that may be settled only in cash) will be counted against the number of shares available for the grant of awards under the 2011 Plan. If a stock appreciation right is exercised, the Company will subtract from the shares available under the 2011 Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations (except for shares tendered or withheld to satisfy the tax withholding obligations with respect to full-value awards) will not be available for issuance pursuant to new awards under the 2011 Plan.
     Types of Awards
          The 2011 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, each of which is described below.
          Incentive stock options and nonstatutory stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price, subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that will be not less than 100% of the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to acquisitions. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Under the 2011 Plan, options may not be granted for a term in excess of seven years. Options may not provide for the automatic grant of additional shares in connection with the exercise of the original option and options may not provide for the payment or accrual of dividend equivalents. The 2011 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of common stock, (iii) in the case of nonstatutory stock options and subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means, or (v) any combination of these forms of payment.

          Director options. The 2011 Plan provides for the automatic grant of options to members of the Company’s board of directors who are not the Company’s employees (“Non-Employee Directors”). On the commencement of service on the Company’s board of directors, each Non-Employee Director will automatically receive a nonstatutory stock option to purchase 25,000 shares of common stock, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders, each Non-Employee Director who is both serving as a director immediately before and immediately after such meeting will automatically receive a nonstatutory stock option to purchase 10,000 shares of common stock, subject to adjustment for changes in capitalization, except that no Non-Employee Director will be eligible to receive this annual option grant unless such director has served on the Company’s board of directors for at least six months. The Company’s board of directors specifically retains the authority to decrease from time to time the number of shares subject to options automatically granted to Non-Employee Directors under the 2011 Plan and to grant options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards in addition to or in lieu of some or all of the options to be granted to Non-Employee Directors under the 2011 Plan. Options automatically granted to Non-Employee Directors will (i) have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, (ii) vest as to one-third of the shares on the first anniversary of the date of grant provided that the individual is serving on the Company’s board of directors on such date (or in the case of the annual option grants, if earlier, on the date that is one business day prior to date of the Company’s next annual meeting) and as to an additional 8.33% of the shares at the end of each successive three-month period following the first anniversary of the date of grant, (iii) expire no more than seven years from the date of grant and (iv) contain such other terms and conditions as the Company’s board of directors determines. Director grants that are not automatic must be made by a committee of directors, each member of whom is an independent director under NASDAQ Stock Market, Inc. Marketplace Rules.
          Stock appreciation rights. A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. No stock appreciation right granted under the 2011 Plan may provide for the payment or accrual of dividend equivalents. Under the 2011 Plan, stock appreciation rights may not be granted for a term in excess of seven years.
          Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions of the awards, as established by the Company’s board of directors, although the Company’s board of directors may provide that these awards will be settled in cash.
          The Company’s board of directors will determine the terms and conditions of each restricted stock or restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any, subject to the limitations described in “Limitations on Vesting Conditions of Full-Value Awards” below.

          Restricted stock will accrue ordinary cash dividends, unless the Company’s board of directors determines otherwise and applicable law permits such nonaccrual. Participants holding shares of restricted stock will only be entitled to such cash dividends if specifically provided in the restricted stock agreement, will only receive the dividends if and when the restricted stock vests, and will then receive dividends only prospectively unless the Company’s board of directors or the restricted stock agreement provides for the payment of prior dividends upon or after vesting. Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of that class of stock, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests. Unless otherwise provided in the restricted stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of the Company’s common stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.
          To the extent provided by the Company’s board of directors, in its sole discretion, a grant of restricted stock units may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which paid, as determined by the Company’s board of directors in its sole discretion, subject in each case to such terms and conditions as the Company’s board of directors shall establish, in each case to be set forth in the applicable award agreement. Any dividend equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of the class of stock underlying the restricted stock units, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the restricted stock unit to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code.
          Other stock-based and cash-based awards. Under the 2011 Plan, the Company’s board of directors has the right to grant other awards based upon the Company’s common stock or other property having such terms and conditions as the Company’s board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of the Company’s common stock, and the grant of awards entitling recipients to receive shares of the Company’s common stock to be delivered in the future. The Company may also grant under the 2011 Plan performance awards or other awards denominated in cash rather than shares of common stock.
          Performance conditions. The Company’s board of directors may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award or cash-based award granted to a non-officer will vest solely upon the achievement of specified performance criteria. Only the Company’s compensation committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award or cash-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: net income, earnings before or after discontinued operations, interest, taxes, depreciation, amortization and/or stock based compensation expense, operating profit before or after discontinued operations and/or taxes, sales, revenue, product and service billings, deferred revenue, sales or revenue growth, average monthly or quarterly revenue growth, earnings growth, product and service billings growth, customer growth, deferred revenue growth, cost related to product and service billings, cash flow, operating cash flow, free cash flow or cash position, gross margins, cost related to product and service billings as a percentage of product and service billings, value based financial metrics, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.
          These performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) non-cash compensation expenses, (v) the write-down of any asset, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Company’s compensation committee; and (z) will be set by the Company’s compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).
          The Company’s compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to performance-based awards designed to qualify for deduction under Section 162(m) of the Code, and the Company’s compensation committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of a participant or a change in control of the Company.
          Awards that are not intended to qualify as “performance-based compensation” may be based on these or such other performance measures as the Company’s board of directors may determine.
     Transferability of Awards
          In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, with the Company’s board of director’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).

     Eligibility to Receive Awards
          Our employees, officers, directors, consultants and advisors and those of the Company’s subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2011 Plan, to the extent applicable. Under present law and the 2011 Plan, however, incentive stock options may only be granted to the Company’s and the Company’s subsidiaries’ employees.
          The maximum number of shares with respect to which awards may be granted to any participant under the 2011 Plan may not exceed 750,000 shares per calendar year. Grants of cash-based performance awards will be limited to grants of $2 million per calendar year per individual.
     Administration
          The 2011 Plan is administered by the Company’s board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2011 Plan and to interpret the provisions of the 2011 Plan. Pursuant to the terms of the 2011 Plan, the Company’s board of directors may delegate authority under the 2011 Plan to one or more committees or subcommittees of the Company’s board of directors. Our board of directors has authorized the Company’s compensation committee to administer certain aspects of the 2011 Plan, including the granting of options and other awards to executive officers and other employees. In addition, the Company’s board of directors may delegate to one or more of the Company’s officers the power to grant options and other awards that constitute stock rights under Delaware law to eligible participants who are not executive officers.
          Subject to any applicable limitations contained in the 2011 Plan, the Company’s board of directors, the Company’s compensation committee, or any other committee to whom the Company’s board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Company’s common stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of common stock subject to any stock appreciation right, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards and cash awards, including conditions for repurchase (or forfeiture), issue price and repurchase price, subject to the limitations described in “Limitations on Vesting Conditions of Full-Value Awards” below.
          Our board of directors is required to make appropriate adjustments in connection with the 2011 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2011 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) the Company’s merger or consolidation with or into another entity as a result of which all of the Company’s common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Company’s common stock for cash, securities or other property pursuant to a share exchange transaction or (c) the Company’s liquidation or dissolution. In connection with a Reorganization Event, the Company’s board of directors may take any one or more of the following actions as to all or any outstanding awards on such terms as the Company’s board of directors determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (v) provide that, in connection with the Company’s liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price, measurement price or purchase price thereof) and (vi) any combination of the foregoing.
     Substitute Awards
          In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Company’s board of directors may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as the Company’s board of directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2011 Plan. Substitute awards will not count against the overall share limit of the 2011 Plan, except as may be required by the Code.
     Restrictions on Repricing
          Unless the Company’s stockholders approve such action (or it is appropriate under a change in capitalization or a Reorganization Event), the 2011 Plan provides that the Company may not (1) amend any outstanding option or stock appreciation right granted under the 2011 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding award, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the 2011 Plan) and grant in substitution therefor new awards under the 2011 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award, (3) cancel in exchange for a cash payment any options or stock appreciation rights that have an exercise price per share above the then-current fair market value, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

     Limitations on Vesting Conditions of Full-Value Awards
          No vesting condition applicable to any full-value award that is based on performance criteria (and/or level of achievement as compared to such criteria) may be based on performance over a period of less than one year and no such vesting condition that is based solely upon continued employment or the passage of time may provide for vesting in full of a full-value award in less than pro rata installments over three years, in each case other than (x) with respect to awards covering a number of shares not exceeding 10% of the total number of shares subject to the 2011 Plan, (y) full-value awards that are issued upon exercise or settlement of options or stock appreciation rights or (z) upon death, disability or retirement of the participant, in each case as specified in the agreement evidencing such full-value award.
     Acceleration
          Our board of directors may at any time provide that any award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
     Provisions for Foreign Participants
          Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2011 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
     Amendment or Termination
          No award may be made under the 2011 Plan after May 31, 2021 but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2011 Plan; provided that, to the extent determined by the Company’s board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Item 5.07 Submission of Matters to a Vote of Security Holders.
          At the 2011 Annual Meeting, there were 26,906,854 shares of the Company’s common stock represented in person or by proxy, constituting 91.32% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2011 Annual Meeting, and the Company’s stockholders voted upon the following proposals:
1. The following nominees were elected to the Company’s board of directors as Class I directors for terms expiring at the 2014 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Thomas Anderson	23,424,434	949,440	2,532,980
Sharon T. Rowlands	24,294,531	79,343	2,532,980
Following the annual meeting, John Campbell and Daniel T.H. Nye having terms expiring in 2012 and Robert P. Badavas, Gail F. Goodman and William S. Kaiser having terms expiring in 2013, continue in office.
2. The Company’s 2011 Stock Incentive Plan was approved.

For:	16,590,601
Against:	7,767,234
Abstain:	16,039
Broker Non-Votes:	2,532,980
3. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	26,878,505
Against:	17,512
Abstain:	10,837
4. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	23,406,834
Against:	952,681
Abstain:	14,359
Broker Non-Votes:	2,532,980

5. The stockholders recommended, in a non-binding, advisory vote, that future stockholder advisory votes on executive compensation be held every year.

Every Year:	22,351,317
Every 2 Years:	679,529
Every 3 Years:	1,326,939
Abstain:	16,089
Broker Non-Votes:	2,532,980
After taking into consideration the foregoing voting results and the prior recommendation of the Company’s board of directors in favor of an annual advisory stockholder vote on executive compensation, the Company’s board of directors intends to hold future stockholder advisory votes on executive compensation every year.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
          See Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: June 2, 2011	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	2011 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-174621)